UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

March 28, 2007

Date of Report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 28, 2007, Ambassadors International, Inc. (the “Company”) issued a press release pursuant to Rule 135(c) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it has agreed to sell $85 million of 3.75% Convertible Senior Notes due 2027 in a private offering. In connection with the offering, the Company has granted the initial purchaser a 13-day option to purchase an additional $15 million aggregate principal amount of notes solely to cover over-allotments.

The sale of the notes to the initial purchaser is expected to close on April 3, 2007, subject to satisfaction of customary closing conditions. There can be no assurance that the offering of the notes will be consummated.

The full text of the press release announcing the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the notes.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: March 30, 2007	By:	/s/ BRIAN R. SCHAEFGEN
Brian R. Schaefgen
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release